[LOGO]
                        New York Community Bancorp, Inc.

                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100

April 15, 2002

Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of New York Community Bancorp, Inc., the holding company for New York Community Bank. The Annual Meeting will be held on May 15, 2002 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

The attached Notice and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of New York Community Bancorp, Inc., as well as representatives of KPMG LLP, the Company's independent auditors, will be present to respond to any questions you may have.

The Board of Directors of New York Community Bancorp, Inc. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote FOR each of the proposals submitted for your vote.

Please sign and return the enclosed proxy card promptly. As a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum at the Meeting, we would appreciate your timely response.

On behalf of the Board of Directors and employees of New York Community Bancorp, Inc., we thank you for your continued interest and support.

Sincerely,


Michael F. Manzulli                Joseph R. Ficalora
Chairman                           President and
                                     Chief Executive Officer

                        NEW YORK COMMUNITY BANCORP, INC.

                               615 Merrick Avenue

                            Westbury, New York 11590

                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 15, 2002

                   -------------------------------------------

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of New York Community Bancorp, Inc. will be held on May 15, 2002 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York.

      The purpose of the Annual Meeting is to consider and vote upon the following matters:

      1.    The election of three directors to three-year terms of office each;

      2. The amendment of the New York Community Bancorp, Inc. 1997 Stock Option Plan;

      3. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

      4. Such other matters as may properly come before the meeting or any adjournments thereof, including whether or not to adjourn the meeting.

      The Board of Directors has established March 29, 2002, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or at any adjournments thereof. In the event that there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at New York Community Bancorp, Inc., 615 Merrick Avenue, Westbury, New York 11590, for a period of ten days prior to the Annual Meeting and will also be available at the meeting itself.

                                        By Order of the Board of Directors,



                                        Ilene A. Angarola

                                        Senior Vice President
                                        and Corporate Secretary

Westbury, New York
April 15, 2002

                        NEW YORK COMMUNITY BANCORP, INC.

                             -----------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  May 15, 2002

                             -----------------------

Solicitation and Voting of Proxies

      This proxy statement is being furnished to shareholders of New York Community Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on May 15, 2002 and at any adjournments thereof. The 2001 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2001, accompanies this proxy statement, which is first being mailed to shareholders on or about April 15, 2002.

      It is important that holders of a majority of the shares be represented in person or by proxy at the Annual Meeting. Regardless of the number of shares of common stock owned, shareholders are requested to vote by completing, signing, and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted FOR the election of the nominees for director named in this proxy statement and FOR the ratification of the other specific proposals presented therein.

      Alternately, shareholders may vote their shares of Company common stock over the Internet, or by calling a specially designated telephone number. The Internet and telephone voting procedures are designed to authenticate shareholders' identities, and to allow shareholders to provide their voting instructions and confirm that said instructions have been properly recorded. Specific instructions for shareholders of record who wish to vote their proxies over the Internet or by telephone are set forth on the enclosed proxy card.

      Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 11:59 p.m. Eastern Time on May 14, 2002.

      Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, execution of a proxy confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof, including whether or not to adjourn the meeting.

      A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      The cost of the solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Mellon Investor Services LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $8,500 plus out-of-pocket expenses. Proxies may also be solicited, personally or by telephone, by directors, officers, and other employees of the Company and its subsidiary, New York Community Bank (the "Bank"), without receipt of additional compensation. The Company will also request that persons, firms, and corporations holding shares in their names, or in the names of their nominees that are beneficially owned by others, send proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such holders for their reasonable expenses in doing so.

      If your Company shares are held in street name, your broker, bank, or other nominee will provide you with instructions that must be followed in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the Internet or by telephone. Please see the instruction form that was provided by your broker or bank with this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form, you will need to contact your broker or bank. If you wish to vote your Company shares in person at the Annual Meeting, you will need to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

Voting Securities

      The securities that may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

      The close of business on March 29, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 102,182,204.

      As provided in the Company's Certificate of Incorporation, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by, persons acting in concert with such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

      The presence, in person or by proxy, of the holders of record of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

      As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

      As to the matters being proposed for shareholder action set forth in Proposal 2 regarding the amendment to the 1997 Stock Option Plan, and in Proposal 3 regarding the ratification of the selection of independent auditors, the proxy card being provided by the Board of Directors enables a shareholder to check the appropriate box on the proxy card to (i) vote "FOR" the item, (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. An affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present, in person or by proxy, is required to constitute shareholder ratification of the proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card and shares underlying broker non-votes or in excess of the Limit, will not be counted as votes cast, and will have no effect on the vote on the matter presented.

      Proxies solicited hereby will be returned to Registrar and Transfer Company, the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board of Directors. The inspectors of election will not be employed by, or be directors of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners

      The table on the next page sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports regarding such ownership filed with the Company and with the United States Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owned more than 5% of the Company's Common Stock as of the Record Date.

                                              Amount and
                                              Nature of
                      Name and Address        Beneficial     Percent of
Title of Class      of Beneficial Owner       Ownership        Class
--------------      -------------------       ---------        -----

 Common Stock    New York Community Bank     9,472,193(1)      9.27%
                 Employee Stock Ownership
                 Plan ("ESOP") and Trust
                 615 Merrick Avenue
                 Westbury, New York 11590

----------

(1) Donald M. Blake and Max L. Kupferberg administer the ESOP as a committee (the "ESOP Committee"). An independent corporate trustee has been appointed as the trustee for the ESOP (the "ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Under the ESOP, unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). At March 29, 2002, 6,165,889 shares were allocated under the ESOP and 3,306,304 were unallocated.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

      All persons standing for election as director were unanimously nominated by the Nominating Committee of the Board of Directors. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

      Pursuant to the Company's Bylaws, the number of directors of the Company is nine (9), unless otherwise designated by the Board of Directors. All directors presently serve as directors of the Company and the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

      The nominees proposed for election at this year's Annual Meeting are Max
L. Kupferberg, Dominick Ciampa, and William C. Frederick, M.D.

      In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees proposed by the Board of Directors.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"

           THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to the Nominees, Continuing Directors, and Executive Officers

      The following table sets forth, as of the Record Date, the names of the nominees and of the continuing directors and named executive officers, their ages, and a brief description of their recent business experience, including present occupations and employment, directorships held by each, the year in which each became a director, and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group as of the Record Date.

                                                                                              Shares of
                 Name and Principal                                      Expiration         Common Stock       Percent
                Occupation at Present                     Director       of Term as         Beneficially          of
             and for the Past Five Years          Age     Since (1)       Director            Owned (2)         Class
             ---------------------------          ---     --------        --------            ---------         -----
      NOMINEES

      Max L. Kupferberg                           82        1983            2005          2,613,519  (3,4)       2.56%
       Chairman of the Board of Directors
       of Kepco, Inc., a manufacturer of
       electrical equipment.

      Dominick Ciampa                             68        1995            2005            412,045  (3,4)       0.40
       Principal, Ciampa Organization, a local
       real estate development firm.

      William C. Frederick, M.D.                  74        2001            2005            267,928  (3)         0.26
       Retired Surgeon, St. Vincent's
       Hospital; Director of Richmond County
       Financial Corp. from February 18, 1998
       to July 31, 2001 and of Richmond County
       Savings Bank from February 14, 1980 to
       July 31, 2001.

      CONTINUING DIRECTORS

      Joseph R. Ficalora                          55        1989            2003          1,778,859  (5,6)       1.74
       President, Chief Executive Officer, and
       Director of the Company since July 23,
       1993; Chief Executive Officer of the
       Bank since January 1, 1994; Chairman
       of the Company from July 20, 1993 to
       July 31, 2001 and of the Bank from
       May 20, 1997 to July 31, 2001;
       President of the Bank from January 1,
       1994 to July 31, 2001.

      Michael F. Manzulli                         61        2001            2003            653,105  (4,5,6)     0.64
       Chairman of the Board of the Company
       and the Bank since August 1, 2001;
       Chairman and Chief Executive Officer of
       Richmond County Financial Corp.
       from February 18, 1998 to July 31, 2001
       and of Richmond County Savings
       Bank from October 1, 1997 to July 31,
       2001; President of Richmond County
       Savings Bank from June 18, 1992 to
       September 30, 1997.

      Robert S. Farrell                           76        2001            2003            278,860  (3,4)       0.27
       President, H. S. Farrell, Inc., a
       building supply company; Director of
       Richmond County Financial Corp. from
       February 18, 1998 to July 31, 2001 and
       of Richmond County Savings Bank from
       September 13, 1973 to July 31, 2001.

                                                                                              Shares of
                 Name and Principal                                      Expiration         Common Stock      Percent
                Occupation at Present                     Director       of Term as         Beneficially        Of
             and for the Past Five Years          Age     Since (1)       Director            Owned (2)        Class
             ---------------------------          ---     --------        --------            ---------        -----
      Donald M. Blake                             77        1968            2004            239,072  (3,4)      0.23%
       President and Chief Executive Officer
       of Joseph J. Blake & Assoc., Inc., a
       national real estate appraisal company.

      Howard C. Miller                            78        1985            2004            108,838  (3)        0.11
       Retired Senior Vice President and
       Mortgage Officer of the Bank.

      Anthony E. Burke                            55        2001            2004            391,374  (5,6)      0.38
       Senior Executive Vice President, Chief
       Operating Officer, and a Director of
       the Company and President, Chief
       Operating Officer, and Director
       of the Bank since August 1, 2001;
       President, Chief Operating Officer,
       and Director of Richmond County
       Financial Corp. from February 18, 1998
       to July 31, 2001 and of Richmond
       County Savings Bank from October 1,
       1997 to July 31, 2001; Senior
       Partner, Ernst & Young, LLP from
       September 1984 to September 1997.

      NAMED EXECUTIVE OFFICERS

      James J. O'Donovan                          59         --              --             608,836  (5,6)      0.60
       Executive Vice President of the Company
       and the Bank since January 1, 2001;
       Senior Vice President of the Company
       since 1993; Senior Vice President
       and Mortgage Officer of the Bank since
       1987.

      Thomas R. Cangemi                           33         --              --             307,297  (4,5,6)    0.30
       Executive Vice President, Capital
       Markets Group, of the Company and of the
       Bank since August 1, 2001; Executive
       Vice President and Chief Financial
       Officer, Richmond County Financial
       Corp. from February 18, 1998 to July
       31, 2001 and of Richmond County Savings
       Bank from October 1, 1997 to July 31,
       2001; Senior Vice President and Chief
       Financial Officer, Continental Bank
       from December 1996 to September 1997.

       All directors and executive                --         --              --           8,813,495  (7)        8.55%
         officers as a group (13 persons)

----------

(1)   Includes years of service as a trustee or director of the Bank.

(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).

(3) Includes 29,907 shares underlying options granted to Mr. Miller under the Company's 1993 Stock Option Plan for Outside Directors (the "Directors Option Plan"), all of which are currently exercisable. Also includes 202,140 and 220,500 shares underlying options granted to Mr. Farrell and Dr. Frederick, respectively, under the Richmond County Financial Corp. Stock Compensation Plan (the "Richmond County SCP"), all of which are currently exercisable. Excludes 121,500 shares underlying options granted to each of Messrs. Blake, Kupferberg, Miller, and Ciampa under the Company's 1997 Stock Option Plan that become exercisable on July 24, 2002.

(4) Includes 42,827 shares owned by the spouse of Mr. Blake for which the director has disclaimed beneficial ownership. Also includes 344,049; 500; 15,300; 23,629; and 1,092 shares owned by the spouses of Messrs. Kupferberg, Ciampa, Manzulli, Farrell, and Cangemi, respectively, for which the directors and the executive officers have claimed beneficial ownership. Also includes 26,493 and 67,458 shares wherein Mr. Ciampa is co-trustee, with his spouse, of trusts for his children and of the Dominick and Rose Ciampa Foundation, respectively.

(5) Includes 202,140; 121,284; and 80,856 shares underlying options granted to Messrs. Manzulli, Burke, and Cangemi, respectively, under the Richmond County SCP, all of which are currently exercisable. Excludes 404,280; 242,568; and 161,712 shares underlying options granted to Messrs. Manzulli, Burke, and Cangemi, respectively, under the Richmond County SCP that vest at a rate of 50% per year over a period of two years beginning July 31, 2002, October 20, 2002, and October 20, 2002, respectively. Excludes 150,000 shares underlying options granted to each of Messrs. Ficalora and O'Donovan under the Company's 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year over a period of three years beginning December 21, 2002. Also excludes 713,812 and 303,750 shares underlying options granted to Messrs. Ficalora and O'Donovan, respectively, under the Company's 1997 Stock Option Plan that become exercisable on July 24, 2002.

(6) Includes 129,534 and 132,938 shares allocated under the New York Community Bank ESOP (the "NYCB ESOP") to the accounts of Messrs. Ficalora and O'Donovan, respectively. Also includes 143,523 and 47,671 shares purchased by the trustee of the Incentive Savings Plan of the Bank for the accounts of Messrs. Ficalora and O'Donovan, respectively. Also includes 272,051 and 80,550 shares allocated under the Bank's Supplemental Benefits Plan ("SBP") to the accounts of Messrs. Ficalora and O'Donovan, respectively. Also includes 38,737; 38,737; and 37,860 shares allocated under the Richmond County Savings Bank ESOP (the "RCSB ESOP") to the accounts of Messrs. Manzulli, Burke, and Cangemi, respectively. Also includes 21,588; 4,274; and 3,636 shares purchased by the trustee of the Richmond County Saving Bank 401(k) Plan (the "RCSB 401(k) Plan") for the accounts of Messrs. Manzulli, Burke, and Cangemi, respectively.

(7) Includes 29,907 shares underlying options granted to directors under the Directors' Option Plan, all of which are currently exercisable. Also includes 826,920 shares underlying options granted to directors and executive officers under the Richmond County SCP, all of which are currently exercisable. Also includes 522,013; 355,112; 480,684; 115,334;
      and 29,498 shares accumulated for the benefit of executive officers in the aggregate under the NYCB ESOP, the Incentive Savings Plan, the SBP, the RCSB ESOP, and the RCSB 401(k) Plan, respectively. Excludes 2,111,062 shares underlying options granted to directors and executive officers under the Company's 1997 Stock Option Plan that become exercisable on July 24, 2002. Also excludes 465,000 shares underlying options granted to executive officers under the Company's 1997 Stock Option Plan that become exercisable at a rate of 33-1/3% per year beginning December 21, 2002. Also excludes 404,280 and 404,280 shares underlying options granted to executive officers under the Richmond County SCP that become exercisable at a rate of 50% per year beginning July 31, 2002 and October 20, 2002, respectively.

Meetings and Committees of the Board of Directors

      The Board of Directors of the Company conducts its business through periodic meetings and through the activities of its committees. In 2001, the Board of Directors of the Company held thirteen (13) meetings. Each director of the Company attended at least 75% of the aggregate number of meetings of the Board and committees on which such director served during fiscal year 2001. The nature and composition of the committees of the Board of Directors are described below:

      Audit Committee. The Audit Committee of the Company consists of Messrs. Kupferberg (Chairman), Miller, and Farrell, all of whom are outside directors. This committee meets with the Company's and the Bank's internal auditors to review the summary of internal audits of the Company's and the Bank's results. The Audit Committee met two (2) times in 2001 and on February 19, 2002.

      Nominating Committee. The Company's Nominating Committee for the 2002 Annual Meeting consisted of Messrs. Blake (Chairman), Miller, Ciampa, Farrell, and Kupferberg and Dr. Frederick. Mr. Kupferberg and Dr. Frederick recused themselves from voting on their respective nominations. The committee considers and recommends the nominees for director to stand for election at the Company's Annual Meeting of Shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice, in writing, to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Company's Bylaws and by the Securities Exchange Act of 1934. See "Additional Information - Notice of Business to Be Conducted at an Annual Meeting." The Nominating Committee met on December 11, 2001 and February 19, 2002.

      Compensation Committee. The Compensation Committee of the Company consists of Messrs. Blake (Chairman), Kupferberg, and Farrell. This committee meets to establish compensation for the executive officers and to review the Company's incentive compensation programs when necessary. The Compensation Committee met four (4) times in 2001.

Directors' Compensation

      Directors' Fees. Directors of the Company do not receive any fees or retainers for serving on the Company's Board of Directors. Outside directors of the Bank receive an annual retainer of $40,000 and a fee of $1,000 per Board meeting attended. Outside directors of the Bank also receive fees ranging from $250 to $450 for each committee meeting attended.

      Directors' Deferred Fee Plan. The Bank maintains the 1993 Directors' Deferred Fee Stock Unit Plan (the "Directors' Deferred Fee Plan"). This plan provides an opportunity for those members of the Board of Directors of the Bank who were active in such capacity on the effective date of the Plan to defer receipt of fees otherwise currently payable to them, in exchange for the receipt (at the time they cease to serve as directors) of a benefit based on the value of the common stock of the Company, thus providing the Bank with the use of the funds for business activities. The deferral of fees under the Plan applies to all fees received by directors: regular meeting fees, special meeting fees, and committee fees.

      Outside Directors' Consultation and Retirement Plan. The Bank maintains the Outside Directors' Consultation and Retirement Plan (the "Consultation Plan") to provide benefits to outside directors and to ensure their continued service and assistance in the conduct of the Bank's business. Under the Consultation Plan, a director who is not currently an officer or employee of the Bank and who has served as a director for at least ten years (with credit given for prior service as a trustee of the Bank), has attained the age of 65, and agrees to provide continuing consulting services to the Bank, will be eligible, upon retirement, to receive an annual benefit equal to the average of the director's annual retainer and meeting fees over the 36-month period preceding the director's termination date, for a period equal to the lesser of the number of months such director agrees to provide consulting services after retirement, or ten years. The Consultation Plan is unfunded.

      Life Insurance Benefit for Outside Directors. The Company provides life insurance for outside directors of the Bank and the Company. The premiums paid by the Company for such insurance coverage for each outside director during 2001 amounted to $2,607. These premiums are tax deductible by the Company, assuming certain requirements are met.

      Directors' Option Plans. Directors also participate in the Company's 1993 Stock Option Plan for Outside Directors and the Company's 1997 Stock Option Plan.

      In 2001, under the Company's 1997 Stock Option Plan, Messrs. Blake, Kupferberg, Miller, and Ciampa were granted non-statutory stock options (each with a reload feature) to purchase 75,114; 75,114; 66,945; and 75,114 shares, respectively, at an exercise price of $15.37. Both the number of shares and the exercise price have been adjusted to reflect two 3-for-2 stock splits subsequent to the stock option grants. The options became exercisable on July 18, 2001. Pursuant to the Annual Stock Appreciation Program feature of the plan (the "ASAP"), options are generally granted with the right to a further option (a "reload option"). A further description of a reload option may be found on page 20 under "Summary of the Plan - Type of Stock Option Grants." The ASAP requires each participant to make an investment in the Company by contributing currently owned shares to the ASAP. Option exercises occur automatically when the fair market value of the Company's stock at a certain date exceeds by 5% or more the exercise price of the lowest priced option held by an optionee under the ASAP.

      The following Compensation Committee and Audit Committee Reports to Shareholders, and the following stock performance graph, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report on Executive Compensation

      Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's chief executive officer and other executive officers of the Company. The disclosure requirements for the chief executive officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. The Compensation Committee of the Company (the "Compensation Committee") consists only of disinterested outside directors. The members of the Compensation Committee also serve on the Compensation Committee of the Bank. In fulfillment of the SEC requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

      The Compensation Committee is responsible for conducting periodic reviews of the executive compensation of senior executives, including the Chief Executive Officer ("CEO"). The Compensation Committee determines salary levels for senior executives and other officers and amounts of cash bonuses to be distributed to those individuals, if and as appropriate. Grants of stock options and restricted stock awards to senior management and key employees, under certain of the Bank's and the Company's stock-based compensation plans, are also determined by the Compensation Committee.

      This report is submitted by the Compensation Committee and the Board of Directors of the Company to summarize their involvement in the compensation decisions and policies adopted by the Bank and the Company for executive officers generally, and for the CEO, Joseph R. Ficalora, in particular, during 2001.

      General Policy. The executive compensation practices of the Company and the Bank are designed to reward and provide an incentive for executives, based on the achievement of corporate and individual goals. Compensation levels for executives are established after considering measures that include, but are not limited to, financial performance and labor market conditions. Furthermore, qualitative factors such as commitment, leadership, teamwork, and community involvement are considered in compensation deliberations. The Compensation Committee engaged the Performance and Compensation Management Group of KPMG LLP to assist in the implementation of its Executive Compensation Plan and also used publicly available information. The Compensation Committee has complete access to all necessary personnel records, financial reports, and other data.

      Components of Compensation. In evaluating executive compensation, the Compensation Committee concentrates on three fundamental components: salary, annual bonus, and long-term incentive compensation.

      Salary levels for senior executives and other officers are reviewed by the Compensation Committee on an annual basis. Salary levels reflect an individual's responsibilities and experience and the Compensation Committee's view of competitive marketplace conditions.

      In the past, bonuses have been used to provide cash distributions to executives, depending upon a variety of factors relating to Company and Bank performance and individual performance. Although the Compensation Committee's decisions are discretionary and no specific goals were set, the general factors that were used to determine bonuses were the individual's contribution to the Company's and the Bank's success since the executive's last evaluation and the demonstrated capacity to adapt to meet the future needs of each. No particular weightings of these factors were used to calculate bonuses. However, the Bank has implemented a goal-based annual incentive plan for its most senior executives, which is based on a full year's performance. In preparation of the plan, data was collected on ten publicly traded banks operating in the New York metropolitan area. The compensation paid to the executive officers and the financial performance of each bank comprising the peer group were utilized in crafting the Bank's plan. This peer group consists of local institutions that are included in the peer group used in the stock performance graph. The financial performance measures of the Bank were within the top 10 percentile of its peers with regard to return on average assets, interest rate spread and net interest margin, total non-performing loans, net charge-offs to average loans, and the efficiency ratio.

      The third component of the executive compensation strategy of the Company and the Bank is its long-term incentive compensation program, under which executives receive stock options that offer them the possibility of future gains, depending on the executive's continued employment by the Company or the Bank and the long-term price appreciation of the Company's Common Stock. In the view of the Compensation Committee, a portion of the total compensation of senior executives over a period of years should consist of such long-term incentive awards. In 2001, options were granted to executive officers under the New York Community Bancorp, Inc. 1997 Stock Option Plan. All stock options were granted with exercise prices equal to the fair market value on the date of grant. The specific factors considered in determining eligibility and the number of shares to be granted, which were weighted equally, were the executive's position and responsibilities, the contributions made toward achieving the strategic goals of the Bank, and the capacity to adjust to new and more demanding challenges.

      Committee Review of Executive Compensation. In making its recommendations regarding executive compensation at year-end 2001, the Compensation Committee was influenced by several positive factors. Primary among these was the exceptional financial performance of the Company and the significant role of the Company's' executive officers in bringing it about. Another key consideration was the degree to which management has continued to convey the Company's message in a timely and effective manner to the public markets, and to fulfill the responsibilities of life as a publicly traded company. Additional accomplishments, less measurable in quantitative form but of equal importance to the Company and the Bank, included improvements in strategic direction, strengthened internal controls, and regulatory compliance.

      Based upon these performance factors in 2001, the Company's executive officers were eligible for the highest level of bonus under the Executive Management Bonus Plan. In addition, the Committee and the Board considered the substantial effort required to successfully integrate the acquisition of Haven Bancorp, Inc. and to execute the merger with Richmond County

Financial Corp. While no bonuses were awarded under the Plan, the Committee determined that salary adjustments should be made for certain Company executives commensurate with their increased responsibilities in the combined company. Furthermore, consistent with the continued emphasis on stock-based compensation, certain executive officers were granted options on December 21, 2001.

      Compensation of the Chief Executive Officer. In assessing appropriate types and amounts of compensation for the CEO, the Board evaluates both corporate and individual performance. Corporate factors included in such evaluation are: return on average assets, the level of the efficiency ratio, and the market performance of the Common Stock. Individual factors include the CEO's initiation and implementation of successful business strategies; maintenance of an effective management team; and various personal qualities, including leadership, commitment, and professional and community standing. In particular, the CEO's success in negotiating the merger with, and managing the subsequent integration of, Richmond County Financial Corp., was given substantial weight.

      After reviewing the Company's 2001 results in comparison with those of its industry peers, as well as his individual contributions, the Compensation Committee concluded that the CEO, Joseph R. Ficalora, performed with exceptional skill and diligence in 2001. The Company generated a record level of earnings, and Mr. Ficalora deserves a large measure of the credit for this accomplishment. He assumed personal responsibility for an array of ambitious operating strategies which were adopted and successfully pursued, including the successful integration of the Haven Bancorp, Inc. acquisition and the merger with Richmond County Financial Corp. Finally, the Compensation Committee believes that Mr. Ficalora has been personally responsible for the ongoing success of the Company and the Bank, and has set the stage for their continued success.

      Accordingly, Mr. Ficalora was eligible to receive the highest bonus under the Company's Executive Management Bonus Plan and an adjustment to compensation. While Mr. Ficalora's salary was increased to $700,000 for 2002, no bonus was awarded, in view of Mr. Ficalora's belief that the value of stock options granted in the year was a more appropriate means of aligning his interests with those of the Company's shareholders.

      Conclusion. The Compensation Committee believes that the significant achievements of the Company's executive officers are deserving of recognition and that this can best be accomplished through further alignment of their interests with those of the Company's shareholders. Accordingly, the Committee has determined that replenishing the shares reserved under the 1997 Stock Option Plan is the most effective means of ensuring the ultimate performance of the Company's stock and the achievement of the Company's long-term strategic goals.

                           The Compensation Committee

                            Donald M. Blake, Chairman
                                Robert S. Farrell
                                Max L. Kupferberg

Audit Committee Report to Shareholders

      The Audit Committee of the Board operates under a written charter approved by the Board of Directors and is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three (3) directors, each of whom is independent, as defined by the National Association of Securities Dealers' listing standards.

      Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the independent auditing firm for the Company, to review and discuss the audited December 31, 2001 consolidated financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the Company's independent accountants, KPMG LLP, required by Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees." Additionally, the Audit Committee has discussed with KPMG LLP the issue of its independence from the Company.

      Based upon the Audit Committee's discussions with management and the Company's independent accountants, and upon its review of the representations thereof, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report, which is incorporated by reference on Form 10-K for the year ended December 31, 2001, and which was filed with the SEC on April 1, 2002.

                               The Audit Committee

                           Max L. Kupferberg, Chairman
                                Howard C. Miller
                                Robert S. Farrell

Stock Performance Graph

      The following graph provides a comparison of total shareholder returns on the Company's Common Stock since December 31, 1996 with the cumulative total returns of both a broad-market index and a peer group index. The broad-market index chosen was The Nasdaq Stock Market(R) and the peer group index chosen was the Media General Industry Group, which is comprised of savings institutions. The data was provided by Media General Financial Services.

                     Comparison of Cumulative Total Returns

                        New York Community Bancorp, Inc.

                      December 31, 1996 - February 28, 2002

                              [LINE GRAPH OMITTED]

                      ASSUMES $100 INVESTED ON JAN. 1, 1997
                          ASSUMES DIVIDENDS REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

------------------------------------------------------------------------------------------------------------------
                                12/31/96    12/31/97     12/31/98    12/31/99     12/31/00    12/31/01     2/28/02
                                --------    --------     --------    --------     --------    --------     -------
New York Community
   Bancorp, Inc.                 $100.00     $196.22      $221.09     $207.99      $294.27     $421.51     $543.87
MG Group Index                    100.00      168.14       147.39      118.49       192.07      204.19      219.05
Nasdaq Market Index               100.00      122.32       172.52      304.29       191.25      152.46      135.61
------------------------------------------------------------------------------------------------------------------

Summary Compensation Table

      The following table shows, for the years ending December 31, 2001, 2000, and 1999, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the CEO and the four highest paid executive officers of the Company and the Bank who received salary and bonus in excess of $100,000 in fiscal year 2001 ("Named Executive Officers"). The Company does not pay any separate cash compensation to Named Executive Officers of the Company.

                                       Annual Compensation
                                       -------------------
                                                                Securities Underlying    All Other
    Name and Principal                 Salary(1)    Bonus(2)      Options/SARs(3)      Compensation(4)
          Office             Year         ($)         ($)                (#)                 ($)
------------------------------------------------------------------------------------------------------
Joseph R. Ficalora           2001     $ 615,000    $      --           591,299          $ 169,119
   President and             2000       600,000           --           356,906            669,806
   Chief Executive Officer   1999       600,000           --           356,906             40,064

Michael F. Manzulli          2001       270,833(5)   500,000                --                 --
   Chairman of the Board     2000            --           --                --                 --
                             1999            --           --                --                 --

Anthony E. Burke             2001       187,500(5)   750,000                --                 --
   Senior Executive Vice     2000            --           --                --                 --
   President and Chief       1999            --           --                --                 --
   Operating Officer

James J. O'Donovan           2001       300,000           --           337,788            169,119
  Executive Vice President   2000       269,000           --           151,875            669,806
                             1999       262,500           --           151,875             40,064

Thomas R. Cangemi            2001       110,400(5)   500,000                --                 --
  Executive Vice President   2000            --           --                --                 --
                             1999            --           --                --                 --

----------

(1)   Salary includes deferred compensation.

(2) Represents incentive payments paid to Messrs. Manzulli, Burke, and Cangemi pursuant to the employment agreements they entered into following the merger of Richmond County Financial Corp. with and into the Company.

(3) Represents options granted under the 1997 Stock Option Plan as adjusted for 3-for-2 stock splits on March 29 and September 20, 2001.

(4) Includes allocations under the NYCB ESOP for 2001 of 7,424 shares each to Messrs. Ficalora and O'Donovan, respectively, which each had market values of $169,119 at December 31, 2001.

(5) Represents salary received from August 1, 2001 to December 31, 2001. Prior to August 1, 2001, the Named Executive Officer was an executive officer of Richmond County Financial Corp.

Employment Agreements

      The Bank and the Company maintain employment agreements with Messrs. Manzulli, Ficalora, Burke, O'Donovan, and Cangemi (the "Executives"). The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. To a significant degree, the continued success of the Bank and the Company depends on the skills and competence of these executive officers.

      The Bank's and the Company's employment agreements (collectively, the "Employment Agreements") are substantially similar. The Employment Agreements provide for initial three-year terms. Each contract provides for daily extensions such that the term of the contract will always be three years unless written notice is provided by either party, but, in no event, may the term of the agreement extend beyond the last day of the month in which the Executive attains the age of 65. The Employment Agreements provide for a base salary that will be reviewed annually. In addition to base salary, the employment agreements provide for, among other things, disability pay, participation in stock benefit plans, and other benefits applicable to executive personnel. The Employment Agreements do not preclude termination of the Executive by the Bank or the Company for cause at any time. In the event that the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause or disability, or in the event of the Executive's resignation from the Bank and the Company upon (i) failure to re-elect the Executive to his current offices or, if applicable, re-nominate the Executive for election to the Board; (ii) a material change in the Executive's functions, duties, responsibilities, benefits or perquisites, or relocation of his principal place of employment; (iii) liquidation or dissolution of the Bank or the Company; or (iv) a material breach of the Employment Agreement by the Bank or the Company, the Executive (or in the event of death following such termination, his beneficiary) would be entitled to severance pay in an amount equal to the remaining salary payments under the Employment Agreement, and other cash compensation and benefits during the remaining term of the agreement.

      If the Executive is terminated for reasons other than cause following a change in control, as defined in the Employment Agreements of the Bank or the Company, or if the Executive terminates his employment upon a change in control following his demotion, loss of title, office, or significant authority, a reduction in his compensation, or a relocation of his principal place of employment, the Executive (or in the event of death following such termination, his beneficiary) would be entitled to a payment equal to the greater of (i) the payments due under the remaining term of the agreement, or (ii) three times his average annual compensation over the three years preceding his termination of employment. In addition, the Executive would be entitled to continued life, health, dental, and disability coverage for the thirty-six month period following his termination upon a change in control. In the event that payments made to the Executive upon a change in control would result in an "excess parachute payment" as defined under Section 280G of the Code, an excise tax would be imposed on the Executive, and the Company would be denied a deduction for such excess. The Employment Agreements provide that the Company would indemnify the Executive for any such excise taxes and any additional income, employment, and excise taxes imposed as a result of such indemnification. Payments to the Executives under the Bank's agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

                     Options/SAR Grants in Last Fiscal Year

                                          Percent of
                         Number of          Total                                   Potential Realizable Value
                         Securities        Options                                    at Assumed Annual Rate
                         Underlying        Granted                                 of Stock Price Appreciation
                          Options         in Fiscal      Exercise    Expiration         for Option Term(2)
        Name              Granted          Year(1)         Price        Date            5%             10%
----------------------  -------------  ----------------  ----------  ------------  -------------- --------------
Joseph R. Ficalora        441,299(3)        14.49%         $15.37      12/31/06       $1,875,521    $4,143,798
                          150,000            4.92           22.23      12/21/11        2,097,000     5,314,500
James J. O'Donovan        187,788(3)         6.17           15.37      12/31/06          798,222     1,763,330
                          150,000            4.92           22.23      12/21/11        2,097,000     5,314,500

----------

(1) In addition to option grants reflected in the table, 2,115,024 options were awarded to employees of the Company during the last fiscal year. Accordingly, grants to the named executive officers represented 30.50% of all option grants.

(2) The amounts shown represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.

(3)   Represents reload options. See definition on page 20.

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the executive officers as of December 31, 2001. Also reported are the values for "in-the-money" options representing the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock. During 2001, 441,299 and 187,788 options, as adjusted for stock splits, were exercised by Messrs. Ficalora and O'Donovan, respectively.

                          Fiscal Year-end Option Values

                              Number of                                                    Value of Securities
                        Securities Underlying                                             Underlying Unexercised
                         Unexercised Options           Shares                              In-the-Money Options
                       at December 31, 2001(1)        Acquired            Value          at December 31, 2001(4)
                                                         on              Realized
                      Exercisable/Unexercisable    Exercise(1,2)        in 2001(3)      Exercisable/Unexercisable
       Name                      (#)                    (#)                ($)                     ($)
-------------------- ---------------------------- -----------------  ----------------- -----------------------------

Joseph R. Ficalora         713,812/ 150,000           441,299           $2,471,560        $5,353,590 / $   96,000
Michael F. Manzulli        202,140/ 404,280              --                 --             2,741,018 /  5,482,037
Anthony E. Burke           121,284/ 242,568              --                 --             1,644,611 /  3,289,222
James J. O'Donovan         303,750/ 150,000           187,788            1,046,940         2,278,125 /     96,000
Thomas R. Cangemi           80,856/ 161,712              --                 --             1,096,407 /  2,192,815

(1) Share amounts have been adjusted to reflect 3-for-2 stock splits on March 29 and September 20, 2001.

(2) This column shows the number of shares underlying options exercised in 2001 by the named executives. The actual number of shares received by these individuals from options exercised in 2001 (net of shares used to cover the exercise price and withheld to pay income tax) was 61,864 for Mr. Ficalora, and 5,614 for Mr. O'Donovan, as split-adjusted.

(3) "Value Realized" is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. "Value Realized" numbers do not necessarily reflect what the executive might receive if the shares acquired by the option exercise are sold, since the market price of the shares at the time of sale may be higher or lower than the price on the exercise date of the option.

(4) Market value of underlying securities on December 31, 2001 ($22.870) minus the exercise or base prices of $15.37, $22.23, and $9.31 per share.

Retirement Plan

      The Bank maintains the New York Community Bank Retirement Plan (the "Retirement Plan"), a non-contributory qualified defined benefit plan, and the Supplemental Benefits Plan (the "SBP"), an unfunded non-qualified pension plan. The accrual of benefits under the Retirement Plan and the SBP were frozen as of September 30, 1999.

Transactions with Certain Related Persons

      The Bank does not make loans to its executive officers or directors. In connection with the Company's acquisition of Haven Bancorp, Inc. and its merger with Richmond County Financial Corp., the Company assumed loans that had been made by the acquired institutions to certain of their executive officers and directors and to an executive officer of the Company. As a result, as of December 31, 2001, the Company, through the Bank, had $1.4 million of loans outstanding to its executive officers, directors, and their immediate family members, all of which were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions, and none of which involve more than a normal risk of collectibility or present other unfavorable terms. Loans made to other officers and employees are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or other unfavorable features. The Bank provides mortgage loans to its non-executive officers and employees to purchase or refinance personal residences as well as consumer loans. The Bank provides such loans at reduced loan service charges.

                     PROPOSAL 2. AMENDMENT OF THE COMPANY'S
                             1997 STOCK OPTION PLAN

      The Company's shareholders are being asked to approve an amendment to the Company's 1997 Stock Option Plan (the "Plan") to increase the number of shares of Company Common Stock that may be issued under the Plan from 9,801,562 (as adjusted under the terms of the Plan to reflect stock dividends subsequent to the effective date of the Plan) to 14,801,562, representing an increase of 5,000,000 shares. The amendment was adopted by the Company's Board of Directors on March 26, 2002, subject to shareholder approval. As of the Record Date, there are no shares available under the Plan for the grant of options nor for the grant of reload options in connection with the exercise of options previously granted under the Plan in connection with the Company's ASAP, as described in greater detail below. The Company believes that having an adequate reserve of shares available for issuance under the Plan is necessary for it to compete effectively with other financial institutions in attracting and retaining key personnel and in securing the services of experienced and qualified persons as directors.

      The Company anticipates that awards will be made to eligible directors, officers, and employees as part of the Company's overall compensation strategy, following receipt of shareholder approval of the amendment to increase the number of shares available under the Plan. However, no specific determinations have been made regarding the persons eligible to receive awards, the size of awards, or the terms of awards.

Summary of the Plan

      The following summary discusses the general provisions of the Plan.

      Type of Stock Option Grants. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment. The Plan is administered by a committee which has the authority to specify at the time of grant that an optionee shall be granted the right to a further option (a "reload option") in the event such optionee exercises all or part of an option, including a previously granted reload option (an "original option"), by surrendering previously owned shares of Common Stock in full payment of the option price under the original option, in accordance with the Plan. Each reload option granted on the date of exercise of the original option covers a number of shares of Common Stock that (i) does not exceed the whole number of shares of Common Stock surrendered in payment of the exercise price under the original option; (ii) has an exercise price equal to the fair market value of the Common Stock on the date of grant of the reload option; (iii) expires on the stated expiration date of the original option; and (iv) is subject to such other terms and conditions as the Plan may dictate or that the Plan committee may determine.

      Administration. The Plan is administered by a committee of the Company's Board of Directors. Subject to the terms of the Plan and resolutions of the Board, the committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted, and the terms and conditions applicable to such grants.

      Participants. All directors, officers, and employees of the Company and its subsidiaries are eligible to participate in the Plan.

      Number of Shares of Common Stock Available. As noted above, the Plan previously reserved 9,801,562 shares of Common Stock (reflecting adjustments for stock dividends subsequent to the effective date of the Plan) for issuance under the Plan in connection with the exercise of options. Subject to shareholder approval of Proposal 2, the number of shares of Common Stock available for issuance under the Plan will be increased by 5,000,000. In addition, the Plan previously authorized the issuance of 1,518,750 shares of Common Stock (as adjusted under the terms of the Plan to reflect subsequent stock dividends), subject to certain adjustments, solely in connection with the grant of reload options. The Plan provides that the number of shares available for the grant of reload options will increase annually by one percent of the Company's outstanding shares. There are currently no shares reserved specifically for the issuance of reload options. Shares of Common Stock to be issued under the Plan may either be (i) authorized but unissued shares, or (ii) reacquired shares held by the Company in its Treasury account. Any shares that are subject to an award that expires or is terminated unexercised will again be available for issuance under the Plan.

      Terms of Stock Option Grants. The exercise price of each ISO or NQSO will not be less than the fair market value of the Common Stock on the date the ISO or NQSO is granted. The Plan does not permit the repricing of previously granted stock options or the cancellation and re-grant of stock options without shareholder approval. The aggregate fair market value of the shares for which ISOs granted to any employee under the Plan or any other stock plans of the Company may be exercisable for the first time by such employee during any calendar year (under all stock plans of the Company and its subsidiaries) and may not exceed $100,000.

      Options may be exercised in whole or in part. The exercise price of an option may be paid (i) in Common Stock; (ii) by the surrender of all or part of the option being exercised; (iii) in cash; or (iv) with a cash equivalent acceptable to the Company.

      Under the Plan, prior option grants to officers and directors of the Company were made in connection with the Company's ASAP program, which was intended to promote an increase in the equity interest of such persons through systematic option exercises and the retention of such acquired shares. The ASAP requires each participant to make available sufficient previously owned shares to facilitate an automatic exercise of previously awarded options when the fair market value of the Common Stock exceeds certain threshold levels. Each option granted under the ASAP includes a reload option to restore the participant to the same overall level of interest in the Company following the automatic exercise of options that are included in the ASAP.

      Under the Plan, the Board may permit participants to transfer NQSOs to eligible transferees (as such eligibility is determined by the Board). Each option may be exercised during the holder's lifetime, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines, or as may be specified in the Plan.

      Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Board may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

      Effect of a Change in Control. In the event of a change in control (as defined in the Plan) of the Company or the Bank, each outstanding stock option grant will become fully vested and immediately exercisable.

      Term of the Plan. The Plan was effective on February 18, 1997. The Plan will expire on December 31, 2006, unless terminated sooner by the Board.

      Amendment of the Plan. The Board may generally amend or terminate the Plan at any time. However, no amendment to the Plan may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to options; (ii) materially increases the benefits to participants under the Plan; or (iii) materially changes the class of employees eligible to become participants.

      Certain Federal Income Tax Consequences. The following is a brief description of the tax consequences of stock option grants under the Plan, based on federal income tax laws currently in effect. It does not purport to be a complete description of such federal income tax consequences.

      There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NQSO. Upon exercising an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is included in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two- and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

      Upon exercising an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes (if necessary) with respect to the exercise. The disposition of shares acquired upon the exercise of an NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Required Vote

      The favorable vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting in person or by proxy is required to approve the amendment to the Plan.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR amendment of the Company's 1997 Stock Option Plan.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
             THE AMENDMENT OF THE COMPANY'S 1997 STOCK OPTION PLAN.

                 PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF
                              INDEPENDENT AUDITORS

      The Company's independent auditors for the fiscal year ended December 31, 2001 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors of the Bank and the Company for the year ending December 31, 2002, subject to ratification of such appointment by the Company's shareholders.

      Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders in attendance.

      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of KPMG LLP as the independent auditors of the Company.

Audit and Non-audit Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's consolidated financial statements for 2001, and fees billed for other services rendered.

Audit fees, excluding audit-related (1)                            $   592,000
Financial information systems design and implementation                     --
All other fees:
    Audit-related fees (2)                                             170,000
    Other non-audit services (3)                                       257,000
                                                                  -------------
Total all other fees                                               $   427,000

(1) Primarily reflects services rendered in connection with the audit of the Company's 2001 consolidated financial statements, the Richmond County merger, and the audit of employee benefit plan financial statements.

(2) Primarily reflects fees charged for due diligence and the review of registration statements.

(3) Primarily reflects fees charged for post-merger integration consulting, consulting related to compensation and benefits, and compliance and merger-related tax consulting.

      The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
             THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
                      INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

Shareholder Proposals

      To be considered for inclusion in the Company's proxy statement and form of proxy relating to the Annual Meeting of Shareholders to be held in 2003, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement not later than December 16, 2002. If such Annual Meeting is held on a date more than thirty
(30) days from May 14, 2003, a shareholder proposal must be received within a reasonable time before the Company begins to print and mail its proxy solicitation materials for such Annual Meeting. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended.

Notice of Business to be Conducted at an Annual Meeting

      The Bylaws of the Company, a copy of which may be obtained from the Company, set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made.

Other Matters Which May Properly Come Before the Annual Meeting

      The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the members of the Proxy Committee to vote the shares represented thereby on such matters in accordance with their best judgment.

      Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

Householding of Proxy Statements and Annual Reports

      The Securities and Exchange Commission recently adopted rules that permit companies to mail a single proxy statement and a single annual report to shareholders to two or more shareholders sharing the same address. This practice is known as "householding." Householding provides greater convenience to shareholders and saves the Company money by reducing excess printing costs. You may have been identified as living at the same address as another Company shareholder. If this is the case, and unless the Company receives contrary instructions from you, we will continue to "household" your proxy statement and annual report for the reasons stated above.

      If you are a shareholder or a beneficial owner at a shared address to which a single copy of both the proxy statement and the annual report have been delivered, Registrar and Transfer Company, the Company's transfer agent, has undertaken on behalf of the Company to deliver to you promptly, upon written or oral request, a separate copy of this proxy statement and the annual report. If you are such a shareholder or a beneficial owner and you would like to receive your own copy of this proxy statement and the annual report, please contact Registrar and Transfer Company either by phone at (800) 368-5948, by fax at
(908) 497-2318, by e-mail at info@rtco.com, or by mail at 10 Commerce Drive, Cranford, New Jersey 07016-3572, and indicate that you are a shareholder at a shared address and would like an additional copy of each document. If you are a recordholder and would like to receive a separate proxy statement or annual report in the future, please contact Registrar and Transfer Company at one of the numbers or addresses listed above. If you are a beneficial owner and would like to receive a separate proxy statement or annual report in the future, please contact your broker, bank, or other nominee.

      If, on the other hand, you are a multiple shareholder sharing an address, and are receiving multiple copies of this proxy statement or the annual report, please contact Registrar and Transfer Company at one of the numbers or addresses listed above so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future. If you are the beneficial owner, but not the recordholder, of Company shares, and you wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank, or other nominee so that all shareholders at the shared address can request that only a single copy of each document be mailed to your address in the future.

      A copy of the Company's Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2001, as filed with the United States Securities and Exchange Commission, will be furnished without charge to shareholders upon written request to New York Community Bancorp, Inc., Investor Relations Department, 615 Merrick Avenue, Westbury, New York 11590.

                                        By Order of the Board of Directors,



Westbury, New York                      Ilene A. Angarola
April 15, 2002                          Senior Vice President
                                        and Corporate Secretary

           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
           REQUESTED TO PROMPTLY COMPLETE, SIGN, DATE, AND RETURN THE
         ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                REVOCABLE PROXY
                        NEW YORK COMMUNITY BANCORP, INC.

|X| PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2002
                            10:00 a.m. Eastern Time
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the "Company"), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on May 15, 2002 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York, and at any and all adjournments thereof as set forth hereon.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.

Please be sure to sign and date              Date
this Proxy in the box below.
--------------------------------------------------------------------------------

        Shareholder sign above          Co-holder (if any) sign above
--------------------------------------------------------------------------------

1. The election as directors of all                   With-    For All
nominees listed (except as marked to the     For      hold     Except
contrary).                                   |_|       |_|       |_|

Nominees: Max L. Kupferberg, Dominick Ciampa, and William C. Frederick, M.D.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. The amendment of the New York             For      Against  Abstain
Community Bancorp, Inc. 1997 Stock           |_|        |_|      |_|
Option Plan.

3. The ratification of the appointment       |_|        |_|      |_|
of KPMG LLP as independent auditors of
New York Community Bancorp, Inc. for the fiscal year ending December 31, 2002.

PLEASE INDICATE HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ---->    |_|

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy (if properly signed and dated) will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

--------------------------------------------------------------------------------

    ^ Detach the above card, and mark, sign, date, and return it using the ^
                               enclosed envelope.

                        NEW YORK COMMUNITY BANCORP, INC.

--------------------------------------------------------------------------------
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The signatory acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 15, 2002, and a 2001 Annual Report to Shareholders.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

                                REVOCABLE PROXY
                        NEW YORK COMMUNITY BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 15, 2002
                            10:00 a.m. Eastern Time

     The undersigned hereby appoints the Proxy Committee of the Board of Directors of New York Community Bancorp, Inc. (the "Company"), with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on May 15, 2002 at 10:00 a.m. Eastern Time, at the Sheraton LaGuardia East Hotel, 135-20 39th Avenue, in Flushing, New York, and at any and all adjournments thereof as set forth on the reverse side.

   PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
         POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE.

      (Continued, and to be marked, dated, and signed, on the other side)

                            ^ FOLD AND DETACH HERE ^

        NEW YORK COMMUNITY BANCORP, INC.-- ANNUAL MEETING, MAY 15, 2002

                            YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Call toll free 1-866-814-2817 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call;

                                       or

2.   Via the Internet at www.proxyvoting.com/nyc and follow the instructions;

                                       or

3. Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

                PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

                                        [RECYCLE LOGO] Printed on recycled paper

                                                              With-    For All
                                                     For      hold     Except
1. The election as directors of all                  |_|       |_|       |_|
nominees listed (except as marked to the contrary).

(01) Max L. Kupferberg                        (02) Dominick Ciampa
(03) William C. Frederick, M.D.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
The Board of Directors recommends that you vote "FOR" the election of the nominees listed above.
--------------------------------------------------------------------------------

Please be sure to sign and date        Date
  this Proxy in the box below.
--------------------------------------------------------------------------------

    Shareholder sign above             Co-holder (if any) sign above
--------------------------------------------------------------------------------

                                                         Please mark your
                                                         votes as indicated |_|
                                                         in this example

                                            For      Against      Abstain
2. The amendment of the New York            |_|        |_|          |_|
Community Bancorp, Inc. 1997 Stock
Option Plan.

--------------------------------------------------------------------------------
The Board of Directors recommends that you vote "FOR" Proposal 2.
--------------------------------------------------------------------------------

                                            For      Against      Abstain
3. The ratification of the appointment      |_|        |_|          |_|
of KPMG LLP as independent auditors of
New York Community Bancorp, Inc. for the fiscal year ending December 31, 2002.

--------------------------------------------------------------------------------
The Board of Directors recommends that you vote "FOR" Proposal 3.
--------------------------------------------------------------------------------

PLEASE INDICATE HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ---->  |_|

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

--------------------------------------------------------------------------------
        ***IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE
                             INSTRUCTIONS BELOW***
--------------------------------------------------------------------------------

       FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                     ^ INSTRUCTIONS FOR VOTING YOUR PROXY ^

Shareholders of record have three alternative ways of voting their proxies:

1. By Mail (traditional method); or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned your proxy card. Please note that all votes cast via the telephone or the Internet must be cast prior to 12 midnight, May 14, 2002.

-----------------                                ----------------
Vote by Telephone                                Vote by Internet
-----------------                                ----------------

It's fast, convenient, and immediate.            It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone             immediately confirmed and posted.
1-866-814-2817

---------------------------------------------    ---------------------------------------------
Follow these four easy steps:                    Follow these four easy steps:
1. Read the accompanying Proxy Statement and     1. Read the accompanying Proxy Statement and
   Proxy Card.                                      Proxy Card.
2. Call the toll-free number                     2. Go to the Website
   1-866-814-2817.                                  https://www.proxyvotenow.com/nyc
3. Enter your 9 digit Control Number,            3. Enter your 9 digit Control Number,
   located below.                                   located below.
4. Follow the recorded instructions.             4. Follow the recorded instructions.
---------------------------------------------    ---------------------------------------------
Your vote is important!                          Your vote is important!
Call 1-866-814-2817 anytime!                     Go to https://www.proxyvotenow.com/nyc

                                                                                FOR TELEPHONE/
                                                                                INTERNET VOTING:
                                                                                CONTROL NUMBER

IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
    INTERNET PLEASE NOTE THAT THE LAST VOTE RECEIVED, WHETHER BY TELEPHONE,
                INTERNET, OR BY MAIL, WILL BE THE VOTE COUNTED.

                             NEW YORK COMMUNITY BANK
                               615 MERRICK AVENUE
                            WESTBURY, NEW YORK 11590

                                                                  April 15, 2002

Dear Employee,

      As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993 and the formation of Queens County Bancorp, Inc. as the parent company for the Bank, and its subsequent renaming to New York Community Bancorp, Inc. (the "Company"), the following benefit plans were either amended or established as noted:

1. The Queens County Savings Bank Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company & Retirement System Group.

2. The CFS Bank 401 (k) Thrift Incentive Savings Plan was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(k) Plan is Merrill Lynch Trust Company.

3. The NYCB Employee Savings Plan ("ESP") was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the ESP is Retirement System Group.

4. The NYCB Employee Stock Ownership Plan and Trust ("ESOP") was established. The NYCB ESOP acquired 6,630,300 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 3,822,876 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the NYCB ESOP is Oppenheimer Trust Company.

5. The CFS Bank Employee Stock Ownership Plan was established. The CFS Bank ESOP holds 1,246,919 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the CFS Bank ESOP is Chase Manhattan Bank.

6. The RCSB Employee Stock Ownership Plan was established. The RCSB ESOP holds 2,070,958 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the RCSB ESOP is Retirement System Group.

7. A Recognition and Retention Plan and Trust ("RRP") was established. The RRP purchased 3,318,469 shares (split-adjusted) of common stock in connection with the conversion. The unrelated corporate trustee for the RRP is First Bankers Trust Co.

8. A Supplemental Benefit Plan ("SBP") was established. Shares are purchased to replace benefits not received due to limitations imposed by the Internal Revenue Code of 1986. The unrelated corporate trustee for the SBP is First Bankers Trust Co.

As a participant in one or more of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participants' accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOPs, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 2001 Annual Report, a Proxy Statement dated April 15, 2002, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than April 26, 2002 to: Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and then the respective Trustees will vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                          Sincerely yours,

                                                          The Board of Directors

                             NEW YORK COMMUNITY BANK
                               615 MERRICK AVENUE
                            WESTBURY, NEW YORK 11590

                                                                  April 15, 2002

Dear Former Employee with vested New York Community Bancorp, Inc. stock held in an Employee Benefit Plan,

     As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993 and the formation of Queens County Bancorp, Inc. as the parent company for the Bank, and its subsequent renaming to New York Community Bancorp, Inc. (the "Company"), the following benefit plans were either amended or established as noted:

1. The Queens County Savings Bank Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company & Retirement System Group.

2. The CFS Bank 401 (k) Thrift Incentive Savings Plan was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(k) Plan is Merrill Lynch Trust Company.

3. The NYCB Employee Savings Plan ("ESP") was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the ESP is Retirement System Group.

4. The NYCB Employee Stock Ownership Plan and Trust ("ESOP") was established. The NYCB ESOP acquired 6,630,300 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 3,822,876 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the NYCB ESOP is Oppenheimer Trust Company.

5. The CFS Bank Employee Stock Ownership Plan was established. The CFS Bank ESOP holds 1,246,919 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the CFS Bank ESOP is Chase Manhattan Bank.

6. The RCSB Employee Stock Ownership Plan was established. The RCSB ESOP holds 2,070,958 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the RCSB ESOP is Retirement System Group.

7. A Recognition and Retention Plan and Trust ("RRP") was established. The RRP purchased 3,318,469 shares (split-adjusted) of common stock in connection with the conversion. The unrelated corporate trustee for the RRP is First Bankers Trust Co.

8. A Supplemental Benefit Plan ("SBP") was established. Shares are purchased to replace benefits not received due to limitations imposed by the Internal Revenue Code of 1986. The unrelated corporate trustee for the SBP is First Bankers Trust Co.

As a participant in one or more of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participants' accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOPs, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 2001 Annual Report, a Proxy Statement dated April 15, 2002, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than April 26, 2002 to: Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and then the respective Trustees will vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                          Sincerely yours,

                                                          The Board of Directors

                             NEW YORK COMMUNITY BANK
                               615 MERRICK AVENUE
                            WESTBURY, NEW YORK 11590

                                                                  April 15, 2002

Dear Executive Officer,

     As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993 and the formation of Queens County Bancorp, Inc. as the parent company for the Bank, and its subsequent renaming to New York Community Bancorp, Inc. (the "Company"), the following benefit plans were either amended or established as noted:

1. The Queens County Savings Bank Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company & Retirement System Group.

2. The CFS Bank 401 (k) Thrift Incentive Savings Plan was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(k) Plan is Merrill Lynch Trust Company.

3. The NYCB Employee Savings Plan ("ESP") was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the ESP is Retirement System Group.

4. The NYCB Employee Stock Ownership Plan and Trust ("ESOP") was established. The NYCB ESOP acquired 6,630,300 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 3,822,876 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the NYCB ESOP is Oppenheimer Trust Company.

5. The CFS Bank Employee Stock Ownership Plan was established. The CFS Bank ESOP holds 1,246,919 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the CFS Bank ESOP is Chase Manhattan Bank.

6. The RCSB Bank Employee Stock Ownership Plan was established. The RCSB ESOP holds 2,070,958 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the RCSB ESOP is Retirement System Group.

7. A Recognition and Retention Plan and Trust ("RRP") was established. The RRP purchased 3,318,469 shares (split-adjusted) of common stock in connection with the conversion. The unrelated corporate trustee for the RRP is First Bankers Trust Co.

8. A Supplemental Benefit Plan ("SBP") was established. Shares are purchased to replace benefits not received due to limitations imposed by the Internal Revenue Code of 1986. The unrelated corporate trustee for the SBP is First Bankers Trust Co.

As a participant in one or more of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participants' accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOPs, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 2001 Annual Report, a Proxy Statement dated April 15, 2002, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than April 26, 2002 to: Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and then the respective Trustees will vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                          Sincerely yours,

                                                          The Board of Directors

                             NEW YORK COMMUNITY BANK
                               615 MERRICK AVENUE
                            WESTBURY, NEW YORK 11590

                                                                  April 15, 2002

Dear Retiree,

     As you know, in connection with both the conversion of Queens County Savings Bank (the "Bank") from the mutual to stock form of organization in November 1993 and the formation of Queens County Bancorp, Inc. as the parent company for the Bank, and its subsequent renaming to New York Community Bancorp, Inc. (the "Company"), the following benefit plans were either amended or established as noted:

1. The Queens County Savings Bank Incentive Savings Plan ("401(a) Plan") was amended to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(a) Plan is Oppenheimer Trust Company & Retirement System Group.

2. The CFS Bank 401 (k) Thrift Incentive Savings Plan was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the 401(k) Plan is Merrill Lynch Trust Company.

3. The NYCB Employee Savings Plan ("ESP") was established to provide participants with the ability to direct the investment of all or a portion of their funds in an Employer Stock Fund which invests in the common stock of the Company. The unrelated corporate trustee for the ESP is Retirement System Group.

4. The NYCB Employee Stock Ownership Plan and Trust ("ESOP") was established. The NYCB ESOP acquired 6,630,300 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees in the conversion and an additional 3,822,876 shares (split-adjusted) in the secondary market following the conversion. The unrelated corporate trustee for the NYCB ESOP is Oppenheimer Trust Company.

5. The CFS Bank Employee Stock Ownership Plan was established. The CFS Bank ESOP holds 1,246,919 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the CFS Bank ESOP is Chase Manhattan Bank.

6. The RCSB Bank Employee Stock Ownership Plan was established. The RCSB ESOP holds 2,070,958 shares (split-adjusted) of common stock of the Company for the benefit of the Bank's employees. The unrelated corporate trustee for the RCSB ESOP is Retirement System Group.

7. A Recognition and Retention Plan and Trust ("RRP") was established. The RRP purchased 3,318,469 shares (split-adjusted) of common stock in connection with the conversion. The unrelated corporate trustee for the RRP is First Bankers Trust Co.

8. A Supplemental Benefit Plan ("SBP") was established. Shares are purchased to replace benefits not received due to limitations imposed by the Internal Revenue Code of 1986. The unrelated corporate trustee for the SBP is First Bankers Trust Co.

As a participant in one or more of these Plans, you may direct the voting of the shares of the Company's common stock that have been allocated to your accounts. The respective Trustees will vote those shares of the Company's common stock held in the various Plans that are allocated to participants in accordance with the instructions of the participants. Shares which have been allocated to participants' accounts but for which no voting instructions have been received will be voted proportionately to voting instructions received from other participants. Furthermore, in the case of shares held in the ESOPs, any unallocated shares will be voted proportionately to voting instructions received so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

We, the Board of Directors, are providing you with a copy of the Company's 2001 Annual Report, a Proxy Statement dated April 15, 2002, and the Vote Authorization Form that appears on the reverse side of this letter for your use in conveying your voting instructions to the respective Plan Trustees.

In order to direct the voting of shares allocated to your account in the various Plans, you must fill out and sign this Vote Authorization Form and return it by no later than April 26, 2002 to: Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590. An envelope marked "Confidential" has been provided for your convenience.

Your shares will be tallied in a confidential manner and then the respective Trustees will vote the shares in accordance with your instructions. Should you need any further assistance in voting the shares in these benefit plans, please contact Human Resources.

You should also know that for any shares purchased by you or your family outside of these Plans, you will receive a separate proxy card and mailing. This letter and Vote Authorization Form pertain only to shares held through the Bank's benefit plans.

                                                          Sincerely yours,

                                                          The Board of Directors

                             VOTE AUTHORIZATION FORM

I, the undersigned, understand that the aforementioned Trustees are the holders of record and custodians of all shares of New York Community Bancorp, Inc. (the "Company") common stock attributable to me under the benefit plans listed on the reverse of this page. Further, I understand that my voting instructions are solicited on behalf of the Company's Board of Directors for the Annual Meeting of Shareholders on May 15, 2002.

Accordingly, you are to vote all shares attributable to me as follows:

     1. The election as directors of all nominees listed (except as marked to the contrary).

              Nominees: Max L. Kupferberg, Dominick Ciampa, and
                        William C. Frederick, M.D.

          FOR                  VOTE WITHHELD

          _____________        ______________

          INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

          ______________________

     2. The amendment of the New York Community Bancorp, Inc. 1997 Stock Option Plan.

                  FOR                   AGAINST               ABSTAIN

                  ___________           ___________           _____________


     3. The ratification of the appointment of KPMG LLP as independent auditors of New York Community Bancorp, Inc. for the fiscal year ending December 31, 2002.

                  FOR                   AGAINST               ABSTAIN

                  ___________           ___________           _____________


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE LISTED PROPOSALS.

The Trustees are hereby authorized to vote any shares attributable to me in their capacities as indicated. I understand that if I sign this form without indicating specific instructions, shares attributable to me will be voted FOR the listed proposal and FOR other matters as recommended by the Board of Directors.

------------------------------------         ----------------------------------
Print your name on this line                 Your signature

------------------------------------
Date

Please date, sign, and return this form in the envelope provided by no later than April 26, 2002 to: Ms. Victoria Kalligeros, Vice President, Human Resources, New York Community Bank, 615 Merrick Avenue, Westbury, New York 11590.